EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-81434, No.333-86028, No333.107976 and all the amendments thereto) and Form S-8 (No.2-867474, No.2-91907, No.2-98732, No.33-6188, No.33-6203, No.33-13265, No.33-17720, No.33-30385, No.33-30386, No.33-36249, No.33-41999, No.33-42000, No.33-53054, No.33-66548, No.33-66546, No.33-55631, No.33-55633, No.33-66697, No.33-59981, No.33-59985, No.33-59987, No.333-12887, No.333-34285, No.333-57563, No.333-62159, No.333-74627, No.333-81433, No.333-81435, No.333-81437, No.333-90951, No.333-95421, No.333-38746 No.333-42888, No.333-43306, No.333-46436, No.333-52050, No.333-53584, No.333-57152, No.333-62960, No.333-66238, No.333-66240, No.333-69380, No.333.71900, No.333.95643, No.333-96549, No.333-96555, No.333-98807, No.333-106205, No.333-106206 and No.333-115762) of LSI Logic Corporation of our report dated March 14, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 14, 2005